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                                  Exhibit 5.1

                     Opinion of Morgan, Lewis & Bockius LLP
                    regarding the legality of the securities
                                being registered




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                           MORGAN, LEWIS & BOCKIUS LLP
                                 101 Park Avenue
                             New York, NY 10178-0060





September 19, 2001


Chase Funding, Inc.
Chase Manhattan Acceptance Corporation
343 Thornall Street
Edison, NJ 08837

Ladies and Gentlemen:


We have acted as counsel to Chase Funding, Inc., a New York corporation, and Chase Manhattan Acceptance Corporation, a Delaware corporation, (each, a "Seller") in connection with the Amendment No. 1 to the Registration Statement on Form S-3 (the "Registration Statement") filed on September 19, 2001 with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act") in respect of Mortgage Pass-Through Certificates ("Certificates") which the Sellers plan to offer in series, each series to be issued under a separate pooling and servicing agreement (a "Pooling and Servicing Agreement"), in all material respects relevant hereto substantially in the form of Exhibit 4.1 to the Registration Statement, among a Seller, Chase Manhattan Mortgage Corporation or another servicer to be identified in the prospectus supplement for such series of Certificates (the "Servicer" for such series), and a bank, trust company or other entity with trust powers, to be identified in the prospectus supplement for such series of Certificates, as trustee (the "Trustee" for such series).


We have examined originals or copies certified or otherwise identified to our satisfaction of such documents and records of each Seller, and such public documents and records, as we have deemed necessary as a basis for the opinions hereinafter expressed.

Based on the foregoing and having regard for such legal considerations as we have deemed relevant, we are of the opinion that:

1. When, in respect of a series of Certificates, a Pooling and Servicing Agreement has been duly authorized by all necessary action and duly executed and delivered by a Seller, the Servicer and the Trustee for such series, such Pooling and Servicing Agreement will be a legal and valid obligation of such Seller subject to applicable bankruptcy, reorganization, insolvency, moratorium and other laws affecting the enforcement of rights of creditors generally and to general principles of equity and the discretion of the court (regardless of whether enforceability is considered in a proceeding in equity or at law); and
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September 19, 2001
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2. When a Pooling and Servicing Agreement for a series of Certificates has been duly authorized by all necessary action and duly executed and delivered by a Seller, the Servicer and the Trustee for such series, and when the certificates of such series of Certificates have been duly executed, countersigned, issued and sold as contemplated in the Registration Statement and the prospectus delivered pursuant to Section 5 of the Act in connection therewith, such Certificates will be legally and validly issued, fully paid and nonassessable, and the holders of such Certificates will be entitled to the benefits of such Pooling and Servicing Agreement.

The form of Pooling and Servicing Agreement indicates that it is governed by the laws of the State of New York. We express no opinion as to the law of any jurisdiction other than the law of the State of New York, the General Corporation Law of the State of Delaware and the federal law of the United States of America.

We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to this firm in the Registration Statement and the related prospectus under the heading "Legal Matters", without admitting that we are "experts" within the meaning of the Act or the rules and regulations of the Securities and Exchange Commission issued thereunder with respect to any part of the Registration Statement including this Exhibit.

Very truly yours,

MORGAN, LEWIS & BOCKIUS LLP